Exhibit 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-21483) of Terex Corporation of our report dated March 28, 1995 appearing on page F-2 of the Form 10-K.




Price Waterhouse LLP
Stamford, Connecticut
March 28, 1995